Exhibit 10.8

FIRST AMENDING AGREEMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDING AGREEMENT is dated this 23rd day of July, 2003

AMONG:

POPE & TALBOT LTD., a company formed by amalgamation under the laws of the Province of British Columbia

(the “Acquisition Borrower”)

OF THE FIRST PART

AND:

P&T FUNDING LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of British Columbia

(the “Operating Borrower”)

OF THE SECOND PART

AND:

MACKENZIE PULP LAND LTD., a company formed by incorporation under the laws of the Province of British Columbia

(the “Guarantor”)

OF THE THIRD PART

AND:

EACH OF THE LENDERS PARTY TO THE CREDIT AGREEMENT

(collectively, the “Lenders”)

OF THE FOURTH PART

AND:

THE TORONTO-DOMINION BANK

(the “Administration Agent”)

OF THE FIFTH PART

WHEREAS:

A. The Acquisition Borrower, the Operating Borrower, the Guarantor, the Lenders and the Administration Agent entered into an Amended and Restated Credit Agreement dated as of June 6, 2003 (the “Credit Agreement”);

B. The Borrowers have requested the amendment of the Credit Agreement as set out herein; and

C. The Majority Lenders have agreed to the amendment of Credit Agreement, to be effective and binding on the Lenders in accordance with Section 14.2(a) of the Credit Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that, for good and valuable consideration (the receipt and sufficiency of which are acknowledged by all parties), the parties covenant and agree as follows:

1. Defined Terms. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement (including the recitals) shall have the meanings ascribed to them in the Credit Agreement.

2. Amendment of Credit Agreement. The definition of “Treasury Contracts” in Section 1.1(ee) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Treasury Contracts” means any agreement entered into by Pope & Talbot Canada or any of its Subsidiaries to control, fix or regulate currency exchange fluctuations, the rate or rates of interest payable on indebtedness, commodity price fluctuations or to purchase under term contracts physical supply of commodities, and includes commodity price protection agreements, commodity price hedging arrangements, contracts for the purchase or supply of commodities, interest rate swaps, interest rate agreements, caps, collars, futures and all manner of hedging agreements and other like money or commodity market facilities.

3. Guarantors’ Consent. Each of the Borrowers and the Guarantor hereby:

(a)	consents to the amendment to the Credit Agreement effected pursuant to this Agreement;

(b)	confirms that its guarantee obligations pursuant to Article 10 of the Credit Agreement (the “Guarantee”) remain in full force and effect, and shall include any modifications to the obligations of the Borrowers effected pursuant to this Agreement; and

(c)	acknowledges and agrees that, notwithstanding its execution of this Agreement, the Credit Agreement (as amended by this Agreement) may, as provided in Section 10.2 of the Credit Agreement, be further amended without its consent and without diminishing its liability under its respective Guarantee (including any liability arising from such further amendments).

4. Representations and Warranties of Borrowers and Guarantor. To induce the Lenders to execute and deliver this Agreement, each of the Borrowers and the Guarantor represents and warrants to the Lenders (which representations shall survive the execution and delivery of this Agreement, and each of which shall be deemed to be a representation for purposes of Section 12.1(e) of the Credit Agreement) that:

(a)	this Agreement has been duly authorized, executed and delivered by each Borrower and the Guarantor and constitutes a legal, valid and binding obligation, contract and agreement of each Borrower and the Guarantor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)	the execution, delivery and performance by each Borrower and the Guarantor of this Agreement:

(i)	has been duly authorized by all necessary action of each Borrower and the Guarantor and, if required, shareholder action:

(ii)	does not require the consent or approval of any governmental or regulatory body or agency;

(iii)	will not violate any provision of law, statute, rule or regulation or its organizational documents, any order of any court or any rule, regulation or order of any agency or government binding upon it, or any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound; and

(iv)	will not result in a breach or constitute (alone or with due notice or lapse or time or both) a default under any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound;

(c)	as of the date hereof and after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing; and

(d)	all the representations and warranties contained in Article 7 of the Credit Agreement are true and correct in all material respects with the same force and effect as if made by each Borrower on and as of the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true and correct as such earlier date.

5. Payment of Expenses. Without limiting the Borrowers’ obligations to the Lenders under Section 14.5 of the Credit Agreement, the Borrowers jointly and severally agree to pay upon demand the reasonable costs and expenses of the Administration Agent and the Lenders and their counsel in connection with the negotiation, preparation, approval, execution and delivery of this Agreement.

6. Limited Effect and Confirmation of Credit Agreement. This Agreement is limited to the matters set forth herein and, except as expressly set forth herein, nothing herein shall constitute (or be implied to constitute) an amendment of any term or provision of the Credit Agreement. Except as expressly amended hereby, the terms and conditions of the Credit Agreement shall continue in full force and effect.

7. Counterparts and Facsimile. This Agreement may be executed in any number of counterparts and by facsimile, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing such a counterpart.

8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

9. Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon the parties to this Agreement and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first above written.

POPE & TALBOT LTD.

Per:	/s/ Michael Flannery
Authorized Signatory

P&T FUNDING LIMITED PARTNERSHIP

by its General Partner,

POPE & TALBOT LTD.

Per:	/s/ Maria M. Pope
Authorized Signatory

MACKENZIE PULP LAND LTD.

Per:	/s/ Maria M. Pope
Authorized Signatory

THE TORONTO-DOMINION BANK, as Administration Agent

Per:	/s/ Joe Cavanaugh
Authorized Signatory

THE TORONTO-DOMINION BANK, as Lender

Per:	/s/ Frazer Scott
Authorized Signatory

BANK OF MONTREAL, as Lender

Per:	/s/ Dana Fleury
Authorized Signatory

THE BANK OF NOVA SCOTIA, as Lender

Per:	/s/ Kurt Fuellmer
Authorized Signatory

Per:	/s/ Arthur D. Kamoto
Authorized Signatory

CANADIAN WESTERN BANK, as Lender

Per:	D.C. Morrison
Authorized Signatory